Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Cinemark USA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-162105 (Commission File Number)	75-2206284 (IRS Employer Identification No.)
Additional Subsidiary Guarantor Registrants Listed on Following Page
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
8.625% Senior Notes due 2019
(Title of the indenture securities)

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary	State of Incorporation or	I.R.S. Employer
Guarantor[1]	Organization	Identification Number

Cinemark, LLC	Texas	75-2062783

Sunnymead Cinema Corp.	California	94-2869919

Cinemark Properties, Inc.	Texas	75-2297865

Greeley Holdings, Inc.	Texas	75-2297693

Trans Texas Cinema, Inc.	Texas	75-2284479

Cinemark Mexico (USA), Inc.	Texas	52-2071251

Cinemark Leasing Company	Texas	75-2500194

Cinemark Partners I, Inc.	Texas	75-2552022

Multiplex Services, Inc.	Texas	75-2705368

CNMK Texas Properties, LLC	Texas	42-1562935

Brasil Holdings, LLC	Delaware	20-1426892

Cinemark Concessions, LLC	Florida	N/A

Century Theatres, Inc.	California	51-0368667

Marin Theatre Management, LLC	California	N/A

Century Theatres NG, LLC	California	N/A

CineArts, LLC	California	N/A

CineArts Sacramento, LLC	California	N/A

Corte Madera Theatres, LLC	California	N/A

Novato Theatres, LLC	California	N/A

San Rafael Theatres, LLC	California	N/A

Northbay Theatres, LLC	California	N/A

Century Theatres Summit Sierra, LLC	California	N/A

Century Theatres Seattle, LLC	California	N/A

CNMK Investments, Inc.	Delaware	14-1861725

Multiplex Properties, Inc.	Delaware	74-2890180

Laredo Theatre, Ltd.	Texas	75-2585259

(1)	The address for each of the additional subsidiary guarantor registrants is 3900 Dallas Parkway, Plano, TX 75093.

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
               None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 4th day of December 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6
December 4, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$10,576
Interest-bearing balances		3,224
Securities:
Held-to-maturity securities		0
Available-for-sale securities		83,255
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		31,571
Securities purchased under agreements to resell		1,574
Loans and lease financing receivables:
Loans and leases held for sale		24,141
Loans and leases, net of unearned income	336,946
LESS: Allowance for loan and lease losses	10,037
Loans and leases, net of unearned income and allowance		326,909
Trading Assets		9,540
Premises and fixed assets (including capitalized leases)		4,211
Other real estate owned		1,413
Investments in unconsolidated subsidiaries and associated companies		437
Direct and indirect investments in real estate ventures		50
Intangible assets
Goodwill		11,407
Other intangible assets		15,136
Other assets		24,246

Total assets		$547,690

LIABILITIES
Deposits:
In domestic offices		$381,571
Noninterest-bearing	79,823
Interest-bearing	301,748
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,166
Noninterest-bearing	1,361
Interest-bearing	55,805
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,708
Securities sold under agreements to repurchase		4,401

Dollar Amounts
In Millions
Trading liabilities	8,869
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	7,405
Subordinated notes and debentures	12,392
Other liabilities	21,101

Total liabilities	$496,613

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	30,685
Retained earnings	18,971
Accumulated other comprehensive income	725
Other equity capital components	0

Total bank equity capital	50,901
Noncontrolling (minority) interests in consolidated subsidiaries	176

Total equity capital	51,077

Total liabilities, and equity capital	$547,690

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Howard I. Atkins
  EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin